EXHIBIT 3.333
CERTIFICATE OF FORMATION
OF
VICKSBURG HEALTHCARE, LLC
The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions of the Delaware Limited Liability Company Act, hereby certifies that:
FIRST: The name of the limited liability company (“Company”) is Vicksburg Healthcare, LLC.
SECOND: The address of the registered office and the name and the address of the registered agent of the Company are Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.
By signing this Certificate of Formation, the undersigned is acting solely in the capacity of organizer for the purpose of forming the Company and she shall have no liability whatsoever for acts done or purportedly done on behalf of the Company.
Executed on August 28, 1998.
/s/ Gayle Jenkins
Gayle Jenkins, Organizer
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 08/28/1998
981338773 — 2939229

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF FORMATION
OF
VICKSBURG HEALTHCARE, LLC
VICKSBURG HEALTHCARE, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
1. The name of the limited liability company is VICKSBURG HEALTHCARE, LLC.
2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:
“2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.”
Executed on Jan 24, 2000.
/s/ Gayle Jenkins
Gayle Jenkins
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 05/09/2000
001236173 — 2939229

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/12/2001
010284560 — 2939229
Certificate of Amendment to Certificate of Formation
of
VICKSBURG HEALTHCARE, LLC
It is hereby certified that:
1. The name of the limited liability company (hereinafter called the “limited liability company”) is VICKSBURG HEALTHCARE, LLC
2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on 5/16/01
/s/ Michael L. Silhol
Authorized Person

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